EXHIBIT 99.1

Company Contacts:
Brian L. Mower	Betsy Truax
Chief Financial Officer	Investor Relations Consultant
(801) 975-1191	(208) 241-3704
www.iomed.com	info@iomed.com

IOMED Schedules Special Shareholders’ Meeting for August 8 to Vote on Proposed Merger with ReAble Therapeutics

Sets Record Date and Announces Amendment to Merger Agreement

Salt Lake City, UT (July 10, 2007) – IOMED, Inc. (AMEX:IOX) today announced that it has called a special meeting of shareholders for August 8, 2007 at 10:00 a.m. local time to be held at IOMED headquarters located at 2441 South 3850 West, Salt Lake City, Utah.  The record date for the special meeting to vote on the proposed acquisition of IOMED by ReAble Therapeutics, Inc. is July 6, 2007.

IOMED filed definitive proxy materials relating to the special meeting, recommending shareholders vote for the previously announced transaction, with the Securities and Exchange Commission on July 9, 2007.  Those materials will soon be mailed to shareholders.  IOMED’s Board of Directors has approved the merger agreement and recommends that its shareholders vote “for” the approval and adoption of the merger agreement.

Shareholders entitled to vote at the special meeting may vote by following the instructions included in the proxy statement and printed on the proxy card or by following the directions provided by their individual broker dealer firm.  Failure to vote or abstaining from voting will have the same effect as a vote against the proposed transaction.

In addition, IOMED announced the signing of an amendment, dated July 6, 2007, to the merger agreement.  The amendment extends the termination date from July 31, 2007 to August 31, 2007.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, IOMED has filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A that will be mailed to its shareholders. INVESTORS AND SECURITY HOLDERS OF IOMED ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the shareholders of record as of July 6, 2007. In addition, investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about IOMED, from the SEC’s website at www.sec.gov. Investors may also obtain copies of the proxy statement and other materials free of charge from IOMED’s website at www.iomed.com, or by contacting: Brian Mower, CFO, IOMED, Inc., 2441 South 3850 West, Suite A, Salt Lake City, UT 84120, telephone (801) 975-1191, fax (801) 972-9072.

IOMED and its officers and directors may be deemed participants in the solicitation of proxies from IOMED’s shareholders in favor of the approval of the merger. Information concerning the Company’s directors and executive officers is set forth in the publicly-filed documents of IOMED. Stockholders may obtain more detailed information regarding the direct and indirect interests of IOMED and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, each of which have been filed with the SEC.

IOMED is a leader in developing, manufacturing and marketing active drug delivery systems used primarily to treat acute local inflammation in the physical and occupational therapy and sports medicine markets. The Company is pursuing opportunities to advance its position as a provider of quality, innovative non-invasive medical products that improve patient healthcare. To find out more about IOMED, Inc. (AMEX:IOX), visit our website at www.iomed.com.

The statements contained in this news release that are not purely historical are forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and include IOMED’s beliefs, expectations or intentions regarding its future operations and financial condition. All forward-looking statements included in this news release are made as of the date hereof and are based upon information available to IOMED as of such date. IOMED assumes no obligation to update any forward-looking statement. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the risk factors and other disclosures set forth in IOMED’s filings with the Securities Exchange Commission, including Forms 10-K, 10-Q and 8-K.

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